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                                                                    Exhibit 23.2


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of BWAY Corporation of our report dated July 31, 1996 relating to the financial statements of Davies Can which appears in the current report on Form 8-K/A of BWAY Corporation filed August 30,1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
December 17, 1997